Exhibit 10.3

xx 2024

xxxx

xxxxx

xxxx

M: xxx

By emails:

Dear __________,

Letter of Appointment – Non-Executive Director

Further to our recent discussions, I confirm that Nova Minerals Limited ACN 006 690 348 (the “Company”) will appoint you as a Non-Executive Director of the Company.

The purpose of this letter is to set out the terms and conditions on which you will be appointed as a Non-Executive Director of the Company and request the information necessary for the Company to make such an appointment.

1.	Term of Appointment

Your appointment is to be commenced on the date that the Board of the Company formally appoints you as a Non-Executive Director, being xxx 202_.

In the event the Board removes you as Director, you will remain as a Non-Executive Director of the Company as the removal of a public company director is a matter for shareholders, not the Board.

Your appointment as Non-Executive Director will cease when you advise in writing of your resignation.

Notwithstanding the above, you must cease to hold office as either a Non-Executive Director or Chairman in accordance with any of the prescribed circumstances under the Corporations Act, the ASX Listing Rules and the Constitution.

2.	Time Commitment Envisaged

As a Non-Executive Director, you will be involved in a number1 of Board and committee meetings each year.

The Non-Executive Director will provide the Services to the Company as required by the Board.

1 Number of meetings estimated are ~ 5-6 Board Meetings, 2-3 Committee Meetings and the Annual General Meeting

The Non-Executive Director will not participate in the day-to-day operation or management of the Company or its affairs.

The Company estimates that the Non-Executive Director will need to commit 2-3 days per month to fulfil his obligations as a Non-Executive Director and provide the services as set out in Annexure 1 (“Services”). Actual time commitments may differ depending on specific circumstances.

By accepting the terms of this agreement, the Non-Executive Director confirms that he will allocate the time necessary to meet the expectations of the Company, fulfil his obligations as a Non-Executive Director and provide the Services.

Currently, there is an expectation that you will attend the Board meetings and Committee meetings (including the Finance & Risk Committee and the Remuneration/Nomination Committees). The Company will provide you with adequate notice of the proposed meeting dates.

In addition, you are expected to dedicate such of your time as is necessary to ensure that you discharge your duties as a Director of the Company. By accepting the terms and conditions in this letter, you are confirming that you are able to allocate sufficient time to meet the expectations of your role.

3.	Power and Duties

The strategic direction and control of the business of the Company is vested in the Board. All Directors must make decisions objectively in the interests of the Company. Key matters reserved to the Board are outlined in the Board Charter (a copy is attached).

4.	Board Committees

You may be asked to be a member of one or more of the Board Committees as part of your role as a director of the Company. Copies of the Charter for each of these committees will be provided to you.

5.	Fee

You will be paid according to Annexure 1 monthly, on the 15th of each month, half in arrears and half in advance (“Fee”). If you elect to invoice the Company for your fees, GST will be applied.

The fees payable will be subject to annual review by the Board. The Company will reimburse you for all reasonable and properly documented expenses incurred in performing the duties of your office.

6.	Notifiable Interests in the Company’s Securities - ASX

The ASX Listing Rules (“Listing Rules”) require that the Company make disclosure of notifiable interests of its Directors by way of announcement. It is a requirement of the ASX that the Company has in place an agreement with each Director to ensure that the Director gives such information to the Company so it can comply with its disclosure obligations. Schedule 1 contains the form of the agreement which the ASX requires the Company to have in place with its Directors. By accepting the terms and conditions in this letter you agree to be bound by the terms in Schedule 1.

A ‘notifiable interest’ which is required to be disclosed by the Director to the Company includes:

(a)	Company securities in which the Director has a relevant interest; and

(b)	interests in contracts relating to Company securities.

The issue of whether the Director has a relevant interest in shares is for the Director to determine in accordance with the principles in sections 608 and 609 of the Corporations Act 2001 (Cth) (Corporations Act).

A person has a relevant interest if, amongst other things, they own the securities or if they have the power to exercise, or control the exercise of, a right to vote attached to securities or have the power to dispose of or control the exercise of a power to dispose of securities. It doesn’t matter how remote the interest is.

In the case of a spouse or children of a director, a relevant interest may arise where securities are jointly held. An interest may also arise where securities are held in a family trust or superannuation fund.

A Director should be aware that there may be a requirement for an entity to notify the holdings of a spouse or children where control can be exercised over the spouse’s or children’s holdings. This is a question of fact which depends on the circumstances surrounding the holdings of relatives and must be determined by each Director.

7.	Other Interests

It is accepted and acknowledged that you may have other directorships and/or business interests other than those of the Company. It is your responsibility to keep the Board informed of any other interests which may result in you having a material personal interest in a matter being considered by the Company or which may lead to a conflict of interest. You are also required to notify any changes in these interests which may occur. Such matters should be immediately disclosed to the Director as soon as apparent.

You should be aware that under the law and the Company’s Constitution you will generally not be entitled to attend any part of a Board meeting or to vote, on any matter on which you have a material personal interest unless the other directors unanimously decide otherwise. Any material interests may be required to be disclosed in the Board minutes, the annual report, and the accounts under the Corporations Act and the Listing Rules.

8.	Corporate Governance and Company Policies

The Company takes its commitments to corporate governance very seriously. The Company expects that each of its Directors has read and complies with all of the Company policies whilst a Director. By agreeing to the terms in this letter you agree that you have read the following charters and policies:

(a)	Board Charter;

(b)	Securities Trading Policy;

(c)	Disclosure Committee Charter;

(d)	Disclosure – Performance Evaluation;

(e)	Communication and Disclosure Policy;

(f)	Risk Management Policy;

(g)	Diversity Policy;

(h)	Remuneration Committee Charter;

(i)	Nomination Committee Charter;

(j)	Audit and Risk Committee Charter;

(k)	Code of Conduct;

(l)	Whistleblower Policy; and

(m)	Anti-Bribery and Corruption Policy,

(copies of which will be provided to you) and agree to comply with such policies (as amended from time to time) while you are a Director.

9.	Securities Trading Policy

It is a requirement of the Board that you follow the Company’s ‘Securities Trading Policy’ for Directors when dealing in securities and adhere to the designated prohibited periods for dealing. ASX also requires you to notify any change in notifiable interest within 5 working days of the change using an Appendix 3Y. See section 6 of this letter for further details about disclosure of notifiable interests.

10.	Independent Professional Advice

You may seek independent professional advice, at the expense of the Company, on any matter connected with the discharge of your responsibilities. However, prior approval of the Director is required, which will not be unreasonably withheld. Copies of the advice must be made available to, and for the benefit of, all Board members.

11.	Indemnity and Insurance

Each of the Directors will be offered the benefit of a Deed of Access, Indemnity and Insurance.

This Deed provides for the Company to:

(a)	indemnify the Director against any liability incurred by the Director, to the fullest extent permitted by the Corporations Act;

(b)	reimburse, subject to prior approval being obtained, the director for any reasonable expenses of obtaining any independent professional advice in relation to the proper discharge of his or her powers and duties as a director; and

(c)	ensure that the Director is insured under a Directors’ and Officers’ Insurance Policy.

12.	Confidentiality and Access to Company Records

Subject to Schedule 2 of this letter, all information acquired during your term on the Board is confidential to the Company and should not be released either during your appointment or following termination (by whatever means), to third parties without prior written clearance from the Director. Your attention is also drawn to the requirements under both legislation and regulation as to the disclosure of price sensitive information. Consequently, you should avoid making any statements that might risk a breach of these requirements without prior written clearance from the Director.

By agreeing to the terms in this letter you agree to be bound by the confidentiality provisions in Schedule 2 to this letter.

13.	Company Constitution

A copy of the Company’s Constitution is attached to this letter. By agreeing to the terms in this letter you agree to be bound by the terms of the Company’s Constitution.

14.	Governing Law

This agreement is governed by the laws of Western Australia.

15.	Consent to Act and Curriculum Vitae

It is a requirement of the Corporations Act that a proposed Director of a company consent to act as a Director prior to appointment. Enclosed with this letter is the form of consent to act, which the Company requires you to complete prior to your appointment as a director of the Company. By returning the consent to act you agree to be bound by the terms and conditions contained in this letter, including the schedules.

Please provide a short curriculum vitae of your qualifications and experience relevant to being a director of the Company for the consideration of the Company. This curriculum vitae should be in the form suitable for announcement by the Company on your appointment.

If you agree to the terms and conditions on which you will become a Director of the Company, as contained in this letter, please sign and return the duplicate of this letter together with the other information requested.

Yours sincerely

Louie Simens

Executive Director

I, XX XXXXX, hereby accept the terms and conditions of appointment as set out in this letter.

XX XXX

Date:

Schedule 1 - Disclosure of Notifiable Interests

To: Director/Prospective Director

Nova Minerals Limited ACN 006 690 348 (Entity)

The Entity is required, under the Listing Rules of Australian Securities Exchange (ASX), to disclose to ASX details of Directors’ interests in securities, and in contracts relevant to securities. The Entity is also required to enter into an agreement with directors under which directors are obliged to provide the necessary information to the entity.

By signing and returning this letter you agree to the following terms.

1.	Initial Disclosure

(a)	The Director will provide the following information as at the date of appointment:

(i)	details of all securities registered in the Director’s name. These details include the number and class of the securities;

(ii)	details of all securities not registered in the Director’s name but in which the Director has a relevant interest within the meaning of section 9 of the Corporations Act. These details include the number and class of the securities, the name of the registered holder and the circumstances giving rise to the relevant interest;

(iii)	details of all contracts (other than contracts to which the Entity is a party) to which the Director is a party or under which the Director is entitled to a benefit, and that confer a right to call for or deliver shares in, debentures of, or interests in a managed investment scheme made available by, the Entity or a related body corporate. These details include the number and class of the shares, debentures or interests, the name of the registered holder if the shares, debentures or interests have been issued and the nature of the director’s interest under the contract.

(b)	The Director will provide the required information as soon as reasonably possible after the date of appointment and in any event no later than three business days after the date of appointment.

2.	Ongoing Disclosure

(a)	The Director will provide the following information:

(i)	details of changes in securities registered in the Director’s name other than changes occurring as a result of corporate actions by the Entity. These details include the date of the change, the number and class of the securities held before and after the change, and the nature of the change, for example on-market transfer. The Director will also provide details of the consideration payable in connection with the change, or if a market consideration is not payable, the value of the securities the subject of the change;

(ii)	details of changes in securities not registered in the Director’s name but in which the Director has a relevant interest within the meaning of section 9 of the Corporations Act. These details shall include the date of the change, the number and class of the securities held before and after the change, the name of the registered holder before and after the change, and the circumstances giving rise to the relevant interest. The Director will also provide details of the consideration payable in connection with the change, or if a market consideration is not payable, the value of the securities the subject of the change;

(iii)	details of all changes to contracts (other than contracts to which the Entity is a party) to which the Director is a party or under which the director is entitled to a benefit, and that confer a right to call for or deliver shares in, debentures of, or interests in a managed investment scheme made available by, the Entity or a related body corporate. These details include the date of the change, the number and class of the shares, debentures or interests to which the interest relates before and after the change, the name of the registered holder if the shares, debentures or interests have been issued, and the nature of the director’s interest under the contract.

(b)	The Director will provide the required information as soon as reasonably possible after the date of the change and in any event no later than three business days after the date of the change.

3.	Final disclosure

(a)	The Director will provide the following information as at the date of ceasing to be a Director:

(i)	details of all securities registered in the Director’s name. These details include the number and class of the securities;

(ii)	details of all securities not registered in the Director’s name but in which the Director has a relevant interest within the meaning of section 9 of the Corporations Act. These details include the number and class of the securities, the name of the registered holder and the circumstances giving rise to the relevant interest;

(iii)	details of all contracts (other than contracts to which the Entity is a party) to which the Director is a party or under which the Director is entitled to a benefit, and that confer a right to call for or deliver shares in, debentures of, or interests in a managed investment scheme made available by, the Entity or a related body corporate. These details include the number and class of the shares, debentures or interests, the name of the registered holder if the shares, debentures or interests have been issued and the nature of the interest under the contract.

(b)	The Director will provide the required information as soon as reasonably possible after the date of ceasing to be a director and in any event no later than three business days after the date of ceasing to be a Director.

4.	Agency

The Director authorises the Entity to give the information provided by the Director to ASX on the Director’s behalf and as the Director’s agent.

5.	Securities

Securities for the purposes of this letter means securities of the Entity or a related body corporate.

Schedule 2 – Confidentiality

For the purposes of this letter “Confidential Information” includes all information of whatever nature relating to the Company which you receive from the Company or any of its officers, employees or advisers, whether in oral or written form.

It is understood that the following obligations shall not apply to Confidential Information or such of it which:

(a)	at the time of disclosure is within the public domain or after disclosure comes into the public domain, other than by reason of breach of any of the undertakings below;

(b)	is required by you to be disclosed under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law; or

(c)	is already lawfully in your possession or becomes lawfully available to you.

In consideration of Confidential Information being made available to you by the Company you undertake to the Company that:

(d)	you will treat and safeguard as private and confidential all the Confidential Information received or held by you at any time;

(e)	you will not at any time without the prior written consent of the Company, disclose any Confidential Information to any person;

(f)	you will not duplicate the Confidential Information;

(g)	you will only make contact or discuss the Confidential Information with those officers or employees of the Company as the Company may nominate from time to time and you will not discuss the Confidential Information with anyone other than those nominated representatives of the Company;

(h)	you will not make any public announcement in relation to the Confidential Information;

(i)	you will ensure that proper and secure storage is provided for the Confidential Information; and

(j)	you will not, contrary to any provision under the Corporations Act 2001 (Cth) (Corporations Act) or any other applicable law:

(i)	deal with, subscribe for, purchase, sell, or enter into an agreement to deal with, subscribe for, purchase or sell, any securities of the Company;

(ii)	cause or procure another person to subscribe for, purchase or sell, or to enter into an agreement to subscribe for, purchase or sell any securities of the Company; or

(iii)	directly or indirectly communicate or cause any portion of the Confidential Information to be communicated to another person if you know or ought to reasonably know that the other person would or would be likely to deal, or cause or procure another person to deal, in any securities of the Company.

You acknowledge that the Company and its directors and officers are governed by the Corporations Act and the Listing Rules of the ASX which impose strict obligations on the Company and its directors and officers (and severe penalties) concerning the disclosure and use of market sensitive information under the Corporations Act and the Listing Rules of the ASX and the provision of inside information under the Corporations Act.

In the event that you become legally required to disclose any Confidential Information, prompt notice shall be given in advance to the Company. You will fully cooperate with the Company in the event that the Company elects to challenge the validity of such requirements.

Schedule 3 - Standing Notice of Interests

Corporations Act (Cth) 2001

Section 192

Nova Mineral Limited ACN 006 690 348 (Company)

I, xxx xxx, HEREBY GIVE NOTICE for the purposes of providing a current standing notice pursuant to section 192(1) of the Corporations Act that I have an interest in the following matters that relate to the affairs of the Company (and I have indicated the nature and extent of my interest):

1.	that I am an officer of the following specified body corporate or a member of the following specified firms and am to be regarded as interested in any contract that may, after the date of this notice, be made with that body corporate or firm:

Name of body corporate/firm	Extent of interest

?	?

2.	in relation to:

(a)	shares in the Company or related corporation in which I have a relevant interest and the nature and extent thereof:

Nil

(b)	debentures or prescribed interests made available by the Company or related corporation in which I have a relevant interest and nature and extent thereof:

Nil

(c)	rights or options in respect of the acquisition or disposal of shares, debentures of, or prescribed interests made available by the Company or relevant corporation in which I have a relevant interest and nature and extent thereof:

Nil

(d)	contracts to which I am party or entitled to benefit under being contracts under which a person has a right to call for or to make delivery of shares in, debentures of, or prescribed interests made available by, the Company or a related corporation:

Nil

(e)	interests in contracts or proposed contracts with the Company:

Nil

I DIRECT that the Company Secretary bring this notice to the attention of the Board of Directors at the next meeting of the Board of Directors.

DATED this ___________________

xx zzz

Annexure 1 – Remuneration and Services

Item 1: Non-Executive Director	Name:	xxxx

	Address:	xxx

Item 2: Commencement Date

~xxx January 202_

Term:

Your appointment commences on the Commencement Date and ceases at the end of any meeting at which you are not re-elected as a Director by the shareholders of the Company or otherwise ceases in accordance with the Constitution (including on the effective date of your resignation).

Item 3: Services

The Non-Executive Director will advise the Company on matters pertaining to his particular expertise being mining engineering & mining operations, leadership, management and provide corporate governance advice acting in the best interests of the Company.

The Non-Executive Director is also required to:

(a)	provide advice as requested by the Board;

(b)	attend and participate in Board Meetings, including considering all Board memorandums and information provided to the Board;

(c)

attend and be a member of and chair, as applicable, Finance and Risk Committee, Remuneration/ Nomination Committee or such other committee established by the Board of which the Non-Executive Director is appointed as a member of the committee as resolved by the Board from time to time; and

(d)	if Item 4 of this Annexure 1 applies, chair the Board Meetings and provide the services as Director as set out in Item 5 of this Annexure 1.

Item 4: Director	The Non-Executive Director is the Director of the Board.

Item 5: Role of Director	If Item 4 of this Annexure 1 applies, the Non-Executive Director must:

(e)	chair all monthly Board Meetings and General Meetings of the Company unless unavoidably prevented from doing so;

(f)	in conjunction with the Chief Executive Officer, set the agenda for Board meetings;

(g)	review all Board papers ahead of any Board meeting;

(h)	bring independent judgment to bear on issues of strategy, performance, present and future availability and utilisation of resources and standards of conduct;

(i)	share responsibility with the other Directors for the effective control of the Company, and with the other Non-Executive Directors for the appointment of the Managing Director and Chief Executive Officer and the superintendence of Executive Management;

(j)	be familiar with the corporate governance policies and principles which have been adopted by the Board, and taking a leadership role in ensuring these remain current and effective;

(k)	satisfy yourself as to the adequacy and integrity of financial and other reporting to the board and shareholders and that there are adequate systems of internal control;

(l)	satisfy yourself that systems for identification and management of risks are robust and appropriate; and

(m)	make yourself available, if called upon, to serve as a member of committees established by the Board.

As the Director the Non-Executive Director will be required to devote so much of your time as may be reasonably necessary for the proper performance of your duties.

As the Director, the Non-Executive Director must comply with your fiduciary duties and other obligations imposed on yourself as a director of the Company, including under the Corporations Act 2001 (Cth), and any other applicable legislation.

Item 6: Fees & Benefits	An annual fee of A$xxxx (inclusive of superannuation contributions, if applicable) for up to 20 hours per month. Any excess hours will be charged at AUD$xxx per hour. Additional Benefits: Nil